Exhibit 10.7

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Third Amendment to Credit Agreement,” or this “Amendment”) is entered into effective as of April 16, 2013, among ALPHA SHALE RESOURCES, LP, a Delaware limited partnership (“Borrower”), and WELLS FARGO BANK, N.A., as Administrative Agent and Issuing Bank (the “Administrative Agent”), and the financial institutions executing this Amendment as Lenders.

R E C I T A L S

A. Borrower, the financial institutions signing as Lenders and Administrative Agent are parties to a Credit Agreement dated as of September 7, 2012, as amended by a First Amendment to Credit Agreement dated as of January 30, 2013, and as amended by a Second Amendment to Credit Agreement dated as of March 11, 2013 (collectively, the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means April 16, 2013.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations, agreements and waivers of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

B. Representations and Warranties. All representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.

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3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

(a) The Borrowing Base Utilization Grid contained in the definition of “Applicable Margin” is hereby amended to read in its entirety as follows:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% <90%	≥90%
Eurodollar Loans	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Loans	0.75%	1.00%	1.25%	1.50%	1.75%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

(b) The definitions of “LC Commitment”, “Obligations” and “Swap Agreement” shall be amended to read in their entirety as follows:

“’LC Commitment’ at any time means Eight Million Dollars ($8,000,000).

‘Obligations’ means any and all amounts owing or to be owing (including all interest on any of the Loans, any interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, Subsidiary or Guarantor (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document or (b) to any Secured Swap Party under any Secured Swap Agreement or (c) to any Treasury Management Lender under any Lender Treasury Management Agreement, including in each case all renewals, extensions and/or rearrangements of any of the above; provided that notwithstanding anything to the contrary herein or in any other Loan Document, the “Obligations” shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and to the extent not otherwise included in this definition, any and all agreements, contracts or transactions that constitute a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. If multiple transactions are entered into under a master agreement, each transaction is a separate Swap Agreement.”

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(c) Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“‘Commodity Exchange Act’ means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

‘Excluded Swap Obligation’ means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

‘Loan Parties’ means, collectively, the Borrower, each Guarantor and each other Person (other than the Administrative Agent, the Issuing Bank or any Lender) executing a Loan Document.

‘Swap Obligation’ means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

(d) Section 9.15(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(b) any Swap Agreement with an Approved Counterparty for prices or basis differentials with respect to crude oil and natural gas, the notional volumes of which (when aggregated with other commodity Swap Agreements then in effect other than put or floor options described in subsection (a), but without double-counting for price swaps and basis swaps) do not exceed, at any time (x) 85% of the reasonably anticipated projected production from proved reserves of the Borrower and its Subsidiaries for each month during the next following three-year period and (y) 65% of the reasonably anticipated projected production from proved reserves of the Borrower and its Subsidiaries for each month during the two-year period next following such three-year period, in both cases based on the most recent Reserve Report delivered to the Administrative Agent; and”

(e) Section 10.02(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

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(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans, to serve as cash collateral to secure outstanding LC Exposure, to payment of Secured Swap Obligations then due and owing to Secured Swap Parties and to payment of Obligations then due and owing to Treasury Management Lenders under Lender Treasury Management Agreements;

(v) fifth, pro rata to any other Obligations;

(vi) sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement;

provided, however, that notwithstanding the foregoing clauses of this subsection (c), or anything to the contrary herein or in any other Loan Document, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party.”

(f) Due to scrivener’s error, Section 9.01 of the Original Credit Agreement contains subsection (a), Ratio of Total Net Funded Debt to EBITDAX, an additional subsection (a), Interest Coverage Ratio, and subsection (b), Current Ratio. Such subsections of Section 9.01 of the Original Credit Agreement shall be re-lettered to subsection (a), Ratio of Total Net Funded Debt to EBITDAX, subsection (b), Interest Coverage Ratio, and subsection (c), Current Ratio.

4. Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent any such representation and warranty (i) is expressly limited to an earlier date, in which case, such representation and warranty shall continue to be true and correct as of such specified earlier date and (ii) is already qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects.

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5. No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

6. Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, Issuing Bank and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Original Credit Agreement.

7. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

8. Confirmation of Security. Borrower hereby confirms and agrees that all of the deeds of trust, security agreements and other security instruments which presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

10. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Original Credit Agreement captioned “GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS” are incorporated herein by reference for all purposes.

11. Entirety, Etc. This Amendment and the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank.

Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

ALPHA SHALE RESOURCES, LP

By:	Alpha Shale Holdings, LLC, its general partner

	By:	/s/ Daniel J. Rice, IV
Daniel J. Rice, IV
Chief Financial Officer

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ADMINISTRATIVE AGENT

WELLS FARGO BANK, N.A., as Administrative Agent

By:	/s/ Matthew W. Coleman
Matthew W. Coleman
Vice President

LENDERS

WELLS FARGO BANK, N.A.

By:	/s/ Matthew W. Coleman
Matthew W. Coleman
Vice President

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